UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
_________________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): January 8, 2010

PNG VENTURES, INC.
(Exact Name of Registrant as Specified in Charter)

Nevada	000-29735	88-0350286
(State or other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

5310 Harvest Hill Road
Suite 229
Dallas, Texas 75230
(Address of principal executive offices) (Zip Code)

214-613-0220
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01                      Other Events.

As previously disclosed, on September 10, 2009, PNG Ventures, Inc. and its subsidiaries (collectively, the “Company,” “we” or “us”) filed a voluntary petition for relief under Chapter 11 of the United States Bankruptcy Code (“Bankruptcy Code”), in the United States Bankruptcy Court for the District of Delaware (“Bankruptcy Court”) (Case No. 09-13162).

On January 8, 2010, the Bankruptcy Court entered an order (i) approving the adequacy of information in the Disclosure Statement Relating to the Company’s First Amended Joint Plan of Reorganization (the “Plan”) under Chapter 11 of the Bankruptcy Code (as amended, the “Disclosure Statement”), and (ii) approving the Company’s procedures for soliciting votes on the Plan and authorizing the Company to send the Disclosure Statement, the Plan and ballots to creditors entitled to vote on the Plan. The deadline for voting on the Plan is February 22, 2010 and the hearing on confirmation of the Plan is scheduled for March 5, 2010.

Copies of the Disclosure Statement and the Plan, as filed with the Bankruptcy Court, are attached hereto as Exhibits 99.1 and 99.2, respectively. The Disclosure Statement contains certain projections (the “Projections”) of financial performance for fiscal years 2010 through 2014. The Company does not, as a matter of course, publish its business plans, budgets or strategies, or make external projections or forecasts of their anticipated financial position or results of operations. The Company has filed the Disclosure Statement as an exhibit hereto because the Disclosure Statement has been filed with the Bankruptcy Court in connection with the Company’s reorganization proceedings. The Company recommends that its stakeholders refer to the limitations and qualifications included in the Disclosure Statement with respect to the Projections, including without limitation those set forth under the captions “Section IV—Confirmation Requirements,” “Exhibit B—Projections,” and “Exhibit F—Liquidation Analysis.” All information contained in the Disclosure Statement is subject to change, whether as a result of amendments to the Plan, actions of third parties or otherwise. This report is not intended to be, nor should it be construed as, a solicitation for a vote on the Plan. The Plan will become effective only if it receives the requisite stakeholder approval and is confirmed by the Bankruptcy Court.

This report and Exhibits 99.1 and 99.2 to this report may contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. In this context, forward-looking statements may address our expected future business and financial performance, and often contain words such as “anticipates,” “believes,” “estimates,” “expects,” “intends,” “plans,” “seeks,” “will,” and other terms with similar meaning. These forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from results proposed in such statements.  Although we believe that the assumptions upon which any forward-looking statements are based are reasonable, we can provide no assurances that these assumptions will prove to be correct. Factors that could cause actual results to differ materially from these forward-looking statements include, but are not limited to, the following: our ability to continue as a going concern; our ability to obtain court approval with respect to motions in the chapter 11 proceeding prosecuted by us from time to time; our ability to develop, prosecute, confirm and consummate one or more plans of reorganization with respect to the chapter 11 case; risks associated with third parties seeking and obtaining court approval to terminate or shorten the exclusivity period that we have to propose and confirm a plan of reorganization; the appointment of a chapter 11 trustee or examiner or to convert our bankruptcy case to a case under chapter 7 of the Bankruptcy Code; our ability to obtain and maintain normal terms with vendors, service providers, and leaseholders and to obtain orders authorizing payments to such parties; our ability to maintain contracts that are critical to our operations; the potential adverse impact of the chapter 11 case on our liquidity or results of operations; our ability to fund and execute our business plan; our ability to attract, motivate and/or retain key executives and associates; our ability to attract and retain customers; and statements of assumption underlying any of the foregoing, as well as other factors set forth under the caption "Risk Factors" in our Annual Report on Form 10-K for the year ended December 31, 2008 filed with the Securities and Exchange Commission and other filings with the SEC.  Similarly, these and other factors, including the terms of any reorganization plan ultimately confirmed, can affect the value of our various pre-petition liabilities, common stock and/or other equity securities. No assurance can be given as to what values, if any, will be ascribed in the bankruptcy proceedings to each of these constituencies. Accordingly, we urge that the appropriate caution be exercised with respect to existing and future investments in any of these liabilities and/or securities, particularly as our Plan of Reorganization presently contemplates the elimination of all existing equity. Readers are cautioned not to place undue reliance on these forward-looking statements which speak only as of the date of this report. All written and oral forward-looking statements attributable to us, or persons acting on our behalf, are expressly qualified in their entirety by the foregoing. We assume no duty to update or revise our forward-looking statements based on changes in internal estimates, expectations, or otherwise or to reflect events or circumstances after the date hereof.

Item 9.01                      Financial Statements and Exhibits

(d)           Exhibits

Exhibit No.                      Description

99.1	Disclosure Statement Relating to the Company’s First Amended Joint Plan of Reorganization under Chapter 11 of the Bankruptcy Code

99.2	Company’s First Amended Plan of Reorganization under Chapter 11 of the Bankruptcy Code

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PNG Ventures, Inc.

Date: January 19, 2010	By:	/s/ Cem Hacioglu
Cem Hacioglu
Chief Executive Officer